Exhibit 5.1

Charles J. Bair

T: +1 858 550 6142

cbair@cooley.com

January 17, 2013

Trius Therapeutics, Inc.

6310 Nancy Ridge Dr, Suite 105

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by TRIUS THERAPEUTICS, INC., a Delaware corporation (the “Company”), of up to 7,245,000 shares of the Company’s common stock, par value $0.0001 (the “Shares”), consisting of (i) up to 4,858,405 shares of common stock, including up to 633,705 shares that may be sold pursuant to the exercise of a 30-day option granted by the Company, offered pursuant to Registration Statement No. 333-176621 (the “2011 Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on September 1, 2011 and declared effective September 15, 2011, the prospectus dated September 15, 2011 included therein (the “2011 Base Prospectus”), and the related prospectus supplement dated January 17, 2013 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the 2011 Base Prospectus, the “2011 Prospectus”) and (ii) up to 2,386,595 shares of common stock, including up to 311,295 shares that may be sold pursuant to the exercise of a 30-day option granted by the Company, offered pursuant to Registration Statement No. 333-183673 (the “2012 Registration Statement”) filed with the Commission under the Act, on August 31, 2012 and declared effective September 11, 2012, the prospectus dated September 11, 2012 included therein (the “2012 Base Prospectus”), and the related prospectus supplement dated January 17, 2013 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the 2012 Base Prospectus, the “2012 Prospectus”). The 2011 Registration Statement and the 2012 Registration Statement are collectively referred to as the “Registration Statements”, and the 2011 Prospectus and the 2012 Prospectus are collectively referred to as the “Prospectuses”. The Shares are to be sold by the Company as described in the Registration Statements and the Prospectuses.

In connection with this opinion, we have examined and relied upon the Registration Statements and the Prospectuses, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Trius Therapeutics, Inc.

January 17, 2013

Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statements and the Prospectuses, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an exhibit to the Registration Statements.

Sincerely,

Cooley LLP

By:	/s/ Charles J. Bair
Charles J. Bair

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM